EXHIBIT 16.1

March 19, 2007

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Eagle Exploration Company

Commission File Number (0-9458)

Dear Sirs:

We have read Item 4.01 of Form 8-K (dated March 19, 2007), of Eagle Exploration Company and are in agreement with the statements contained therein as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC